UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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CENTURY CASINOS, INC.
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(Name of Registrant as Specified In Its Charter)

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April 2, 2012

Dear Securityholder:

We cordially invite you to attend the Annual Meeting of Securityholders of Century Casinos, Inc., which will be held at the Warsaw Marriott Hotel, Al. Jerozolimskie 65/79, Warsaw, 00-697, Poland on Thursday, May 10, 2012, at 4:00 p.m. Central European Time (8:00 a.m. Mountain Time).

At the meeting, you will be asked to vote on proposals to elect two Class III directors to our Board of Directors, ratify the appointment of our independent registered public accounting firm and consider other business as may properly come before the meeting.

Enclosed is a notice of the Annual Meeting, the proxy statement and proxy card along with a copy of our Annual Report for the 2011 fiscal year.

We encourage you to read the enclosed proxy statement and vote promptly.  If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy.  Thank you for your interest and support.

Sincerely,

/s/ Erwin Haitzmann
Erwin Haitzmann
Chairman of the Board of Directors

2860 South Circle Drive, Suite 350
Colorado Springs, CO 80906

NOTICE OF ANNUAL MEETING OF SECURITYHOLDERS

Notice is hereby given that the 2012 Annual Meeting of Securityholders of Century Casinos, Inc., a Delaware corporation, will be convened at the Warsaw Marriott Hotel, Al. Jerozolimskie 65/79, Warsaw, 00-697, Poland on Thursday, May 10, 2012, at 4:00 p.m. Central European Time (8:00 a.m. Mountain Time), for the following purposes:

1.	to elect two Class III directors to our Board of Directors;

2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

3.	to transact such other business as may properly come before the meeting in accordance with our bylaws or any adjournment or postponement thereof.

Securityholders are cordially invited to attend the meeting in person or by calling:

+1 877 415 7548 (U.S. TOLL FREE) or +1 760 536 5196 (INTERNATIONAL).

Only those securityholders of record owning shares of our common stock at the close of business on March 12, 2012, are entitled to notice of and to vote at the annual meeting of stockholders and any adjournment or postponement of the meeting. A complete list of these securityholders will be available for ten days prior to the meeting at the office of our Corporate Secretary at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906, and at the Annual Meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Our proxy statement is enclosed. Securityholders who cannot attend the meeting in person should vote by using the enclosed proxy card. Please fill-in, date, sign and return the enclosed proxy card in the enclosed envelope so that your shares may be voted at the meeting. If you attend the meeting, you may revoke your proxy and vote in person. Your vote is important.

By order of the Board of Directors,

/s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Corporate Secretary

Colorado Springs, Colorado
April 2, 2012

 2860 South Circle Drive, Suite 350
Colorado Springs, CO 80906

PROXY STATEMENT

Annual Meeting of Securityholders
To Be Held on May 10, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Century Casinos, Inc. for the Annual Meeting of Securityholders (“Annual Meeting”) to be held on Thursday, May 10, 2012 at the Warsaw Marriott Hotel, Al. Jerozolimskie 65/79, Warsaw, 00-697, Poland at 4:00 p.m. Central European Time (8:00 a.m. Mountain Time), for the purposes set forth in the accompanying Notice of Annual Meeting of Securityholders. The enclosed materials were first mailed on or about April 2, 2012 to our securityholders of record as of March 12, 2012.

The matters to be brought before the Annual Meeting are the election of two Class III directors to our Board, the ratification of Grant Thornton LLP as our independent registered public accounting firm and the transaction of such other business that properly comes before the meeting.

All properly executed proxies received at, or prior to, the Annual Meeting will be voted at the Annual Meeting. If a securityholder directs how a proxy is to be voted with respect to the business coming before the Annual Meeting, the proxy will be voted in accordance with the securityholder’s directions. If a securityholder does not direct how a proxy is to be voted, it will be voted in favor of the election of the two Class III nominees to the Board named in this proxy statement, for the ratification of Grant Thornton LLP as our independent registered public accounting firm and in the proxy holder’s discretion for any other matters presented in accordance with our bylaws to be considered at the Annual Meeting. A proxy may be revoked at any time before it is exercised by giving written notice to our Secretary at the above address or by delivery of a subsequently executed proxy. Securityholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy. Securityholders will not be able to vote their shares by phone at the meeting.

Expenses in connection with the solicitation of proxies in regard to the proposals brought forward by us and included in this proxy statement will be paid by us.

Proxies are being solicited by mail, and, in addition, our directors, officers and regular employees (who will not receive any additional compensation) may solicit proxies personally, by telephone, by email, or by special correspondence. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our common stock, including beneficial owners who hold our Austrian Depositary Certificates, or ADCs. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material will be paid by us.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Security Holders to be held on May 10, 2012.

This proxy statement and the annual report to securityholders are available at www.proxyvote.com. None of the information contained in our annual report is proxy solicitation material.

VOTING SECURITIES
Only securityholders of record at the close of business on March 12, 2012 will be entitled to vote at the Annual Meeting. On that date, there were 23,877,362 shares outstanding of our common stock, our only class of voting securities. This number includes 2,940,505 shares of common stock represented by ADCs. Each share of common stock is entitled to one vote per share. Cumulative voting in the election of directors is not permitted.

The holders of a majority of our issued and outstanding shares of common stock, represented either in person or by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Of the votes cast at the Annual Meeting, a vote of the holders of a majority of the common stock present, either in person or by proxy, and entitled to vote, is required to elect the director nominees and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012.

In accordance with Delaware law, a securityholder entitled to vote for the election of directors can withhold authority to vote for nominees for director. Abstentions are counted for purposes of determining a quorum to conduct business, but are ignored in vote tabulation, thereby increasing the number of votes necessary to approve any proposal. The inspectors of election will treat broker non-votes, which are shares held by brokers or nominees for which the broker or nominee has no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote, as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matters as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, including the election of directors, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

All shares of common stock, including shares underlying the ADCs, will vote as a single class. Neither our certificate of incorporation nor our bylaws provide for cumulative voting rights in the election of directors.

SECURITYHOLDER PROPOSALS

If you are a securityholder who wishes to present a proposal for inclusion in the proxy statement and form of proxy for consideration at our 2013 Annual Meeting of Securityholders, you must submit your proposals to the attention of our Secretary at our executive office at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906, so that the proposal is received by us no later than December 3, 2012. In order for a securityholder proposal to be properly considered at the 2013 Annual Meeting, our Secretary must have received notice of the proposal no sooner than November 12, 2012 and no later than January 10, 2013, in accordance with our amended and restated bylaws. Proposals received by us before November 12, 2012 or after January 10, 2013 will be deemed untimely and will not be considered at the 2013 Annual Meeting.

SECURITYHOLDER COMMUNICATIONS AND DIRECTOR NOMINATIONS

Securityholders or other interested parties may communicate with our Board, any individual director, or members of any board committee. Securityholders should send any communications to investor@cnty.com, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

In order to nominate candidates for election to our Board, nominations must be timely received from a securityholder of record at our executive office at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906, as described above under “Securityholder Proposals”, and must set forth the name, age, business address and residence address of each nominee, the nominees’ principal occupations or employment, the number of shares of our common stock owned by each nominee, and any other information regarding each nominee required to be disclosed by applicable laws. The nomination must also state the name and address of the securityholder making such nominations and the number of shares of common stock owned by such person.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes of directors as nearly equal in number as possible. Each director who is elected at an annual meeting will be elected for a three-year term expiring at the third annual meeting of securityholders after such director’s election. Accordingly, directors of one class only are elected at each year’s annual meeting of securityholders. All nominees, if elected, will serve until the expiration of their respective three-year terms or until their successors are duly elected and qualified. Our Board consists of five directors in three classes as follows: (i) two Class I directors, Mr. Robert Eichberg and Dr. Dinah Corbaci, whose terms will expire at the 2013 annual meeting; (ii) one Class II director, Mr. Peter Hoetzinger, whose term will expire at the 2014 annual meeting; and (iii) two Class III directors, Dr. Erwin Haitzmann and Mr. Gottfried Schellmann, whose current terms will expire at the 2012 Annual Meeting.

Based on the recommendations of our Governance and Nominating Committee, the Board has nominated Dr. Erwin Haitzmann and Mr. Gottfried Schellmann for election as Class III directors to serve for a three-year term expiring at the 2015 annual meeting of securityholders.

Dr. Haitzmann is presently a member of the Board, having served continuously as a director since March 1994. Dr. Haitzmann also serves as our Chairman of the Board and Co Chief Executive Officer. Mr. Schellmann is presently a member of the Board, having served continuously as a director since January 1997. Dr. Haitzmann and Mr. Schellmann have indicated a willingness to serve; however, in the event a nominee becomes unable to serve as a director, all proxies will be voted in accordance with the best judgment of the persons acting under such proxies.

Further information concerning Dr. Haitzmann and Mr. Schellmann, the nominees for the Class III directors, is set forth below under “Information Concerning Directors.”

Vote Required

The affirmative vote of a majority of our common stock present, either in person or by proxy, and entitled to vote is required to elect each director. Broker non-votes will have no effect on the outcome of the proposal. Proxies cannot be voted for a greater number of directors than the number nominated.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES AS A CLASS III DIRECTOR.

INFORMATION CONCERNING OFFICERS AND DIRECTORS

Information regarding our Board as of March 12, 2012 is as follows:

Name	Age	Position Held
Erwin Haitzmann	58	Chairman of the Board and Co Chief Executive Officer
Peter Hoetzinger	49	Vice Chairman of the Board, Co Chief Executive Officer and President
Robert S. Eichberg	65	Director
Gottfried Schellmann	58	Director
Dinah Corbaci	57	Director
Margaret Stapleton	50	Executive Vice President, Principal Financial/Accounting Officer and Secretary
Andreas Terler	43	Managing Director Century Casinos Europe GmbH, Vice President Cruise Ships and Caribbean Operations, Chief Information Officer

Erwin Haitzmann holds a Doctorate and a Masters degree in Social and Economic Sciences from the University of Linz, Austria (1980). Dr. Haitzmann has extensive casino gaming experience ranging from dealer to various casino management positions. Dr. Haitzmann has been employed full-time by us since May 1993 and has been employed as either our Chief Executive Officer or Co Chief Executive Officer since March 1994. Dr. Haitzmann has served as a director since March 1994. In determining that Dr. Haitzmann should serve as a director, the Board identified Dr. Haitzmann's extensive experience in the gaming industry and general executive management experience. In determining that Dr. Haitzmann should serve as Chairman of the Board, the Board identified Dr. Haitzmann’s length of service with us, his vast and extensive knowledge of practically all aspects of the casino industry and his knowledge of our overall business.

Peter Hoetzinger received a Masters degree from the University of Linz, Austria (1986). Thereafter, he was employed in several managerial positions in the gaming industry with Austrian casino companies. Mr. Hoetzinger has been employed full-time by us since May 1993 and has been our Co Chief Executive Officer since March 2005. Mr. Hoetzinger has served as a director since March 1994. In determining that Mr. Hoetzinger should serve as a director, the Board identified Mr. Hoetzinger’s extensive experience in the domestic and international casino industry, general executive management experience and his knowledge of our overall business.

Robert S. Eichberg graduated from Bradley University in 1968 with a B.S. Degree in Accounting and is a Certified Public Accountant. He was employed by the public accounting firm of Deloitte & Touche, LLP from 1974 to 1994, ending his tenure there as tax partner. From 1994 to 1996, he served as tax partner for the public accounting firm Price Bednar LLP, before joining the public accounting firm of Causey, Demgen & Moore, Inc. in September 1996, where he continues to be employed as shareholder and Principal. Mr. Eichberg has served as a director since January 1997. In determining that Mr. Eichberg should serve as a director, the Board identified Mr. Eichberg’s extensive financial, accounting and general executive management experience.

Gottfried Schellmann graduated from University of Vienna with a law degree and is a certified tax advisor in Austria. After having worked for several firms, including KPMG Germany, as tax and accounting manager, he formed Schellmann & Partner in 1993, where he continues to specialize in tax and accounting work for provinces and municipalities in Austria. He is a member of the International Bar Association. He is also one of the main co-authors, together with certain officers of the Austrian Ministry of Finance, of the Austrian corporate tax code. Mr. Schellmann has served as a director since January 1997. In determining that Mr. Schellmann should serve as a director, the Board identified Mr. Schellmann’s extensive experience in international taxation, risk management, oversight and his general executive management experience.

Dinah Corbaci holds a Doctorate degree in Law from the University of Salzburg, Austria (1981). After her practice on the Austrian Court in Salzburg, she began working at IBM where she served as Account Manager for large Austrian governmental customers. During her tenure at IBM, she was responsible for all Austrian governmental customers concerning their strategic hardware development. As Software Account Manager for Software and Solutions, Dr. Corbaci was responsible for the application modernization of software used by IBM’s Austrian governmental customers and such customers’ compliance with guidelines for the use of such software. In August 2009, Dr. Corbaci established her own private consulting firm. Dr. Corbaci has served as a director since April 2000. In determining that Dr. Corbaci should serve as a director, the Board identified Dr. Corbaci’s extensive experience with e-business solutions, transactions with governmental authorities, risk management, oversight and her general executive management experience.

Margaret Stapleton was appointed Executive Vice President and Principal Financial/Accounting Officer and Secretary, effective May 2010. She holds a Bachelor of Science degree in Accounting from Regis University, Denver, Colorado (2004) and has over 30 years of experience in corporate accounting and internal audit. Mrs. Stapleton has been employed by us since 2005, previously serving as our Director of Internal Audit and Compliance.

Andreas Terler is a Graduate Engineer in Applied Mathematics from the University of Graz, Austria (1994). Mr. Terler has more than seven years of casino industry experience. Mr. Terler is currently overseeing our operations in North America and on our cruise ship-based casinos. He is also our Chief Information Officer.

There are no family relationships between or among our directors.

We have adopted a Code of Business Conduct and Ethics that applies to all directors. A complete text of this Code of Business Conduct and Ethics is available on our web site (www.cnty.com). Any future amendments to or waivers of the Code of Ethics will be posted to the Corporate – Corporate Governance section of our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 12, 2012, concerning common stock ownership by (i) beneficial owners of more than five percent (5%) of our outstanding common stock that have publicly disclosed their ownership, (ii) each named executive officer and each member of our Board, and (iii) all of our officers and directors as a group. The number of shares indicated as beneficially owned by each person listed below is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership includes shares that may be acquired upon the exercise of options, warrants, rights or conversion privileges that are exercisable on March 12, 2012, or will become exercisable within 60 days of that date. The percentage ownership of each person listed below is based on the 23,877,362 shares outstanding as of March 12, 2012. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Directors and officers
Erwin Haitzmann c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,948,105 (a)	7.94%
Peter Hoetzinger c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,742,905 (b)	7.17%
Robert S. Eichberg 1801 California Street, Suite 4650 Denver, CO 80202	95,752 (c)	*
Gottfried Schellmann Riemerschmidg 30 2340 Maria Enzersdorf, Austria/Europe	99,700 (d)	*
Dinah Corbaci Blechturmgasse 28/31 1040 Vienna Austria/ Europe	49,500 (e)	*
Margaret Stapleton c/o Century Casinos, Inc. 2860 South Circle Drive, Suite 350 Colorado Springs, CO 80906	21,451 (f)	*

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Andreas Terler c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	13,296 (g)	*
All Executive Officers and Directors as a Group (six persons)	3,957,413	16.2%
5% or greater beneficial owners Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	3,080,806 (h)	12.9%
Thomas Graf Liechtensteinstrasse 54 2344 Maria Enzersdorf Austria/Europe	2,000,000 (i)	8.4%
Perritt Capital Management, Inc. 300 South Wacker Drive, Suite 2880 Chicago, IL 60606	1,310,100 (j)	5.5%

*	Less than 1%.

(a)
Includes 648,105 shares, subject to non-statutory options. The Haitzmann Family Foundation owns 528,105 of the reported shares (see “Certain Relationships and Related Transactions”). Flyfish Casino Consulting AG owns 1,420,000 of the reported shares (see “Executive Employment Agreements”).

(b)
Includes 321,105 shares, subject to non-statutory options. The Hoetzinger Family Foundation owns 321,105 of the reported shares (see “Certain Relationships and Related Transactions”). Focus Lifestyle & Entertainment AG owns 1,113,000 of the reported shares (see “Executive Employment Agreements”). Mr. Hoetzinger’s wife owns 100,000 of the reported shares.

(c)	Includes options to purchase 20,752 shares.
(d)	Includes options to purchase 7,500 shares.
(e)	Includes options to purchase 7,500 shares.
(f)	Includes options to purchase 21,451 shares.
(g)	Includes options to purchase 13,296 shares.
(h)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on January 24, 2012.
(i)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2008.
(j) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012.

CERTAIN INFORMATION REGARDING THE BOARD

The Board held three meetings during 2011. Each director attended at least 75% of the meetings of the Board and of each committee on which he or she sits. A majority of our directors are independent directors, as required by the NASDAQ Capital Market (“NASDAQ”) listing standards. Our Board determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the Board adheres to the independence criteria defined by the NASDAQ listing standards and applicable SEC rules. Using these standards, our Board has determined that Robert S. Eichberg, Gottfried Schellmann and Dinah Corbaci qualify as independent directors.

Our policy regarding attendance by members of the Board at our annual meeting of securityholders is to encourage directors to attend, either in person or by teleconference, subject to their availability during that time.  In 2011, all members of the Board attended the annual meeting.

We have an Audit Committee of the Board, comprised of Robert S. Eichberg (Chairman), Gottfried Schellmann and Dinah Corbaci and which is governed by an Amended and Restated Charter and Powers of the Audit Committee, a current copy of which can be found at www.cnty.com. The Audit Committee selects and appoints our independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and approves the fees of the independent registered public accounting firm. The Audit Committee also reviews the independence of such accountants, our annual and quarterly financial statements and our system of internal controls. During 2011, the Audit Committee held four meetings.

The Board and the Audit Committee believe that the Audit Committee’s current composition satisfies the applicable rules and pronouncements of NASDAQ and the SEC that govern audit committee selection, experience, and composition, including the requirement that all audit committee members be “independent directors,” as that term is defined by such rules. The Board has also determined that Robert S. Eichberg is an “audit committee financial expert,” as defined in applicable regulations of the SEC.

We have a Compensation Committee of the Board which is comprised of Dinah Corbaci and Gottfried Schellmann. The Compensation Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Compensation Committee has responsibility to: (i) develop guidelines and review the compensation and performance of our executive officers, review and approve corporate goals relevant to the compensation of our executive officers in light of our goals and objectives, and set the Co Chief Executive Officers’ and other executive officers’ compensation based on this evaluation; (ii) make recommendations to the Incentive Plan Committee with respect to incentive compensation plans and equity-based plans; (iii) develop plans for management succession; (iv) review major organizational and staffing matters; (v) review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board; (vi) annually review and reassess the adequacy of the Compensation Committee’s charter and recommend any proposed changes to the Board for approval; (vii) annually review the Compensation Committee’s own performance; and (viii) perform any other activities consistent with the Compensation Committee’s charter, our bylaws and applicable laws, rules and regulations that the Compensation Committee or the Board deem appropriate.

The Compensation Committee has the discretion to modify the recommendations and make the final decisions regarding material compensation to executive officers, including base pay, incentive pay (bonus) and equity awards.

The Compensation Committee collaborates with our management team in reviewing the material terms of our existing compensation policies and programs for all employees and believes that such policies and programs do not encourage excessive risk-taking that are reasonably likely to result in a material adverse impact on us.

In fulfilling its responsibilities, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees or to one of its members as the Compensation Committee may deem appropriate in its sole discretion, to the extent permitted by law, NASDAQ rules and other rules and regulations. In addition, the Compensation Committee may engage external compensation consultants to assist in setting executive compensation, but did not do so in 2011. During 2011, the Compensation Committee held one meeting.

We have a Governance and Nominating Committee comprised of Gottfried Schellmann (Chairman), Robert S. Eichberg and Dinah Corbaci. The Governance and Nominating Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Governance and Nominating Committee has responsibility to: (i) develop and recommend to the Board a set of corporate governance principles applicable to us; (ii) advise the Board on corporate governance matters; (iii) develop and recommend to the Board criteria for the selection of candidates to serve on the Board; (iv) establish procedures for stockholders to submit potential candidates for election to the Board; (v) establish procedures for the identification and evaluation of any candidate for the Board, including any incumbent director; (vi) select and approve all nominees for Board membership; (vii) make recommendations as necessary regarding changes in the size and composition of the Board and each Board committee; (viii) make recommendations as necessary regarding the establishment of new Board committees and selection of directors to serve on each committee; (ix) develop and administer an annual Board and committee evaluation process; (x) annually review the Governance and Nominating Committee’s own performance; and (xi) perform any other activities consistent with the Governance and Nominating Committee charter, our bylaws and applicable laws, rules and regulations that the Governance and Nominating Committee or the Board deem appropriate.

The Governance and Nominating Committee will consider director nominees recommended by securityholders under the same procedure used for considering director nominees recommended by management or other directors. See the “Securityholder Communications and Director Nominations” section of this Proxy Statement for procedures to be followed by securityholders to submit recommendations.

In fulfilling its responsibilities, the Governance and Nominating Committee may engage external consultants up to an amount of $30,000 per year. No external consultants were used during 2011. We believe that our current Board members collectively possess diverse knowledge and experience in the disciplines that impact our business. Prior to nominating a new director candidate, our Governance and Nominating Committee considers the collective experience of the existing Board members. Based on this evaluation, the Nominating Committee nominates individuals who it believes can either strengthen the Board's sophistication and experience or further diversify the collective experience represented. Although the Board does not currently have a policy directly addressing director diversity, the Governance and Nominating Committee, guided by the Governance and Nominating Committee's charter, generally assesses the diversity of the Board and the effectiveness of its diversity considerations prior to nominating any additional candidates for director.  During 2011, the Governance and Nominating Committee held one meeting.

The general criteria that the Governance and Nominating Committee uses to select nominees are:

•	Such individual’s reputation for integrity, honesty and adherence to high ethical standards;
•	Demonstrated business acumen, particularly in the casino industry;
•	Experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives;
•	Willingness and ability to contribute positively to our decision making process;
•	Commitment to understanding us and our industry and to regularly attend and participate in meetings of the Board and its committees;
•
Interest and ability to understand the sometimes conflicting interests of our various constituencies, which include securityholders, employees, customers, governmental units, creditors, and the general public;

•	Ability to act in the interest of all stakeholders;
•
Shall not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our securityholders and to fulfill the responsibilities of a director; and

•	Understanding of the complexity of diverse international business structures.

The Governance and Nominating Committee reviewed the qualifications of Erwin Haitzmann and Gottfried Schellmann, whose terms expire at the 2012 Annual Meeting, and have recommended to the Board that they be re-elected to the Board for a three-year term expiring at the 2015 Annual Meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Co Chief Executive Officer and Chairman of the Board, as the Board believes it is in our best interests to make that determination based on our particular position and direction and the membership of the Board. The Board has determined that having our Co Chief Executive Officer serve as Chairman is in the best interest of our securityholders at this time. This structure makes the best use of the Co Chief Executive Officer’s extensive knowledge of us and our industry, as well as fostering greater communication between our management and the Board. The combined role of Chairman and Co Chief Executive Officer is balanced by our governance structure, policies and controls. Three of the five members of our Board of Directors satisfy the requirements of independence promulgated by the SEC and NASDAQ, and the Audit, Compensation, and Governance and Nominating Committees are composed entirely of independent members of the Board. This structure encourages independent and effective oversight of our operations and prudent management of risk.

The Board has not appointed a “lead independent director” due to the small size of the Board and because three of the five directors are independent. The Board therefore does not believe that a “lead independent director” would add significant value at this time.

RISK OVERSIGHT

Our Board of Directors administers its risk oversight function directly and through its committees.  The Board of Directors has oversight responsibility for all risks and has various programs to oversee financial and business risks including (i) reviewing and discussing with management the quarterly and annual SEC filings, (ii) reviewing and discussing with management our business strategies and the related business plan, (iii) monitoring quarterly results, and (iv) reviewing and discussing with management results of our enterprise risk management program.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

The Compensation Committee administers compensation risk oversight through its oversight of compensation practices and the Compensation Committee’s assessment of the potential impact of those practices on risk-taking. The Compensation Committee does not believe that our compensation policies create risks that are reasonably likely to have a material adverse effect on us.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for us.

DIRECTOR COMPENSATION

Directors who are neither our employees nor employees of any of our subsidiaries earn $2,000 for each Board meeting attended and for each gaming application completed. Directors are reimbursed for expenses reasonably incurred in connection with their service on the Board.

In addition, Mr. Eichberg receives $10,000 per year for his work as Chairman of the Audit Committee.  Mr. Schellmann and Dr. Corbaci each receive $3,000 per year for their work as members of the Audit, Compensation and Governance and Nominating Committees.

Pursuant to our 2005 Equity Incentive Plan, directors are eligible for grants of equity awards. During 2011, we did not grant any equity awards to our directors.

The following table sets forth the compensation of our non-employee directors for 2011:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Robert S. Eichberg	22,000	22,000

Gottfried Schellmann	16,000	16,000

Dinah Corbaci	16,000	16,000

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements of the Company for the year ended December 31, 2011. The Audit Committee discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), which included a discussion of the quality and adequacy of the Company’s internal controls.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 29, 2012.

Audit Committee:

Robert S. Eichberg, Chairman
Gottfried Schellmann
Dinah Corbaci

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2012. During 2011, Grant Thornton LLP served as our independent registered public accounting firm, and the services provided to us by Grant Thornton LLP during 2011 are described under “Principal Accounting Fees and Services” below. Although ratification is not required by law, the Board has determined that it is desirable to seek stockholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing our financial statements. Notwithstanding the selection of Grant Thornton LLP, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our securityholders. If the appointment is not ratified by our securityholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, either in person or via telephone, to respond to appropriate questions and will have an opportunity to make a statement if the representative desires to do so.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed to us by Grant Thornton LLP for the years ended December 31, 2011 and 2010:

Fee Category	Year Ended December 31,
	2011	2010
Audit Fees (1)	$472,000	$549,908
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$472,000	$549,908

(1) Audit fees consist of fees incurred for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the interim consolidated financial statements included in quarterly reports on Form 10-Q, consents for filings with the SEC and local statutory audits.

The amounts shown above include payment of out-of-pocket expenses incurred by Grant Thornton LLP. Fees of $35,000 had been billed through December 31, 2011, and the remaining $437,000 was billed subsequent to December 31, 2011.

The Audit Committee approved in advance any and all audit services provided in 2011 and 2010 including audit engagement fees and terms provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act), all as required by applicable law or listing standards.

The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

Vote Required

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of a majority of our common stock present, either in person or by proxy, and entitled to vote.  Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

EXECUTIVE COMPENSATION

In order to better align the long-term interests of our executives with our securityholders and to attract and retain highly qualified executives, our compensation programs have been designed to provide competitive levels of compensation that integrate pay with our performance, with an emphasis on recognizing individual initiative and achievements.

We base our compensation primarily on experience, expertise and performance, with a portion of potential compensation dependent upon our successful long-term performance and position in the international gaming industry. The Compensation Committee of the Board (the “Compensation Committee”) believes that the compensation program for our named executive officers is designed to award long-term performance. The Compensation Committee also believes the compensation program should motivate our named executive officers to deliver financial results, ensure that our customers receive excellent service at our properties, facilitate the development of new gaming opportunities and keep a sound financial structure for our company, also keeping in mind our international activities.

During the year ended December 31 2011, we achieved the following:

●	Net operating revenue at December 31, 2011 was $70.9 million, a 17% increase compared to the year ended December 31, 2010.

●	Adjusted EBITDA at December 31, 2011 was $10.7 million, a 35% increase from the year ended December 31, 2010.

●	Net earnings per share at December 31, 2011 were $0.13 compared to $0.04 for the year ended December 31, 2010.

●	Successful operational integration of the new casinos in Calgary, Aruba and on cruise ships.

●	Increased the number of analysts covering us with research reports.

Base Salary

The Compensation Committee sets base salaries for our Co Chief Executive Officers and named executive officers at its discretion, based on a variety of factors including:
•	the nature and responsibility of the position;
•	the experience and contribution of the individual executive;
•	the meeting or exceeding of objectives during a particular period (merit);
•	additional duties, responsibilities or organizational change;
•	the complexity of international operations and transactions;
•	the amount of international travel; and
•	retention.

The Compensation Committee believes that the base salaries of the Co Chief Executive Officers and the Principal Financial/Accounting Officer are fair and competitive. Base salaries for other officers are set by the Co Chief Executive Officers.

Annual Incentive Compensation

The Compensation Committee considers salaries and bonuses and, in the case of our Co Chief Executive Officers, the management agreements, in determining the competitiveness of the total compensation package. At the end of our fiscal year, the Compensation Committee reviews and approves all bonus payments, which are awarded to our named executive officers on a discretionary basis. In determining whether bonuses should be made and the amount of such bonuses, the Compensation Committee considers, among other things, growth in fundamental company value, market share, markets served, international diversification, risk spread, stock price development, revenues, adjusted EBITDA (earnings from continuing operations before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations and certain other one-time items), net earnings, operating margins, our positioning for future growth, comparison to companies in the gaming and entertainment industry that operate worldwide, and other measurements and performance criteria as the Compensation Committee deems applicable and appropriate, such as our increased international exposure due to our significant international operations (e.g., travel, risks, health, etc.).

Incentive awards are made subject to the Compensation Committee’s discretion. The Compensation Committee may make adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards.  These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control or our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructuring, acquisitions, or divestitures.

For the year ended December 31, 2011, the Compensation Committee awarded discretionary bonuses of $150,000 to each of our Co Chief Executive Officers, $32,500 to Margaret Stapleton and $34,770 to Andreas Terler. For our 2012 bonus determination, the Compensation Committee considered the following performance and accomplishments in 2011:

●	For the year ended December 31, 2011, net operating revenue was $70.9 million, a 17% increase compared to the year ended December 31, 2010.

●	For the year ended December 31, 2011, adjusted EBITDA was $10.7 million, a 35% increase from the year ended December 31, 2010.

●	Throughout 2011, customer spending at our facilities improved despite widespread economic concerns and volatility in the capital markets.

●	Net earnings per share at December 31, 2011 were $0.13 compared to $0.04 for the year ended December 31, 2010.

●	We continued to make progress across the organization in enhancing operating efficiencies and maintaining a disciplined approach to marketing.

●
We continue to actively monitor and conservatively manage our capital structure, which provides us with the financial flexibility to leverage our balance sheet for growth in other domestic and international gaming opportunities.

The Compensation Committee did not engage a compensation consultant in 2011.

The table below sets forth executive compensation earned in fiscal years 2011 and 2010 by our Co Chief Executive Officers and our two most highly compensated employees, other than the Co Chief Executive Officers.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Erwin Haitzmann Chairman of the Board and Co Chief Executive Officer	2011	471,225 (1)	150,000 (3)	-	-	59,532	680,757
	2010	465,576 (1)	130,000 (3)	-	-	55,040	650,616

Peter Hoetzinger Vice Chairman of the Board, Co Chief Executive Officer and President	2011	471,137 (2)	150,000 (4)	-	-	43,590	664,727
	2010	465,492 (2)	130,000 (4)	-	-	39,895	635,387

Margaret Stapleton Executive Vice President, Secretary,	2011	135,000	32,500	-	-	10,093	177,593
	2010	125,115	25,000	11,841	-	10,038	171,994

Andreas Terler Managing Director Century Casinos Europe GmbH Vice President Cruise Ships and Caribbean Operations Chief Information Officer	2011	119,322	34,770	-	-	-	154,092
	2010	108,048	22,517	-	-	-	130,565

(1)
Includes $111,225 and $105,576 for 2011 and 2010, respectively, which have been paid to Dr. Haitzmann under his employment agreement, and $360,000 and $360,000 for 2011 and 2010, respectively, which were paid to Flyfish Casino Consulting AG under a management agreement between Flyfish Casino Consulting AG and our subsidiary.  Under this management agreement, we contract certain services from Flyfish Casino Consulting AG to be provided by Dr. Haitzmann and other members of the Flyfish Casino Consulting AG team. Flyfish Casino Consulting AG is a wholly-owned subsidiary of Dr. Haitzmann’s Family Foundation ("Dr. Erwin Haitzmann Familienprivatstiftung"). See “Executive Employment Agreements” below.

(2)
Includes $111,137 and $105,492 for 2011 and 2010, respectively, which have been paid to Mr. Hoetzinger under his employment agreement, and $360,000 and $360,000 for 2011 and 2010, respectively, which were paid to Focus Lifestyle & Entertainment AG under a management agreement between Focus Lifestyle & Entertainment AG and our subsidiary. Under this management agreement, we contract certain services from Focus Lifestyle & Entertainment AG to be provided by Mr. Hoetzinger and other members of the Focus Lifestyle & Entertainment AG team. Focus Lifestyle & Entertainment AG is a wholly-owned subsidiary of Mr. Hoetzinger’s Family Foundation ("Hoetzinger Familienprivatstiftung"). See “Executive Employment Agreements” below.

(3)	Represents amounts paid to Flyfish Casino Consulting AG under the management agreement described in footnote (1) above.
(4)	Represents amounts paid to Focus Lifestyle & Entertainment AG under the management agreement described in footnote (2) above.
(5)
Represents the aggregate grant date fair value computed in accordance with U.S. accounting guidance. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011.

(6)
Dr. Haitzmann’s and Mr. Hoetzinger’s other compensation for 2011 includes premiums paid on medical and life insurance policies and the portion of our expense for cars provided to our Co CEOs attributable to personal use during 2011. We estimate that approximately 35% of the annual lease cost for each car represents the amount attributable to personal use. Ms. Stapleton’s other compensation for 2011 includes premiums paid on medical insurance. These amounts are broken out as follows:

Name	Medical	Life	Automobile ($)	Total ($)
	Insurance ($)	Insurance ($)
Erwin Haitzmann	12,759	41,761	5,012	59,532
Peter Hoetzinger	12,684	25,894	5,012	43,590
Margaret Stapleton	10,093	-	-	10,093

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of options held by our executive officers and employees as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)
Erwin Haitzmann (3)	528,105	-	2.93	3/4/2014
	120,000	-	1.00	11/18/2018

Peter Hoetzinger (4)	321,105	-	2.93	3/4/2014
	120,000	-	1.00	11/18/2018

Margaret Stapleton	6,451	6,451	0.93	11/19/2018
	15,000	15,000	2.30	05/26/2020

Andreas Terler	10,000	10,000	9.00	07/03/2017
	3,296	3,296	0.91	11/19/2018

(1)
All options included in the above table vest 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date.

(2)	All options included in the above table expire ten years from the date of grant.
(3)
The options that expire on March 4, 2014 are held by The Haitzmann Family Foundation. (See “Certain Relationships and Related Transactions”). The options that expire on November 11, 2018 are held by Flyfish Casino Consulting AG (see “Executive Employment Agreements”).

(4)
The options that expire on March 4, 2014 are held by The Hoetzinger Family Foundation. (See “Certain Relationships and Related Transactions”). The options that expire on November 11, 2018 are held by Focus Lifestyle & Entertainment AG (see “Executive Employment Agreements”).

Executive Agreements

Employment Agreements

On October 12, 2001, we entered into separate employment agreements with Erwin Haitzmann and Peter Hoetzinger. The agreements were amended on February 18, 2003 to extend the dates of employment to December 31, 2008 and to specify the duties of Dr. Haitzmann and Mr. Hoetzinger. The agreements were further amended on February 3, 2005 to reassign the employment agreements to our wholly-owned foreign subsidiary, to include changes to the employees’ salary and termination clauses, and to extend the dates of employment to December 31, 2009, and for five-year renewable periods thereafter, unless sooner terminated by them or us. Effective September 1, 2006, the employment agreements were further amended to provide each executive officer with life insurance. On November 5, 2009, the dates of employment were extended to December 31, 2014.

As compensation for the services rendered by Dr. Haitzmann and Mr. Hoetzinger to us, Dr. Haitzmann and Mr. Hoetzinger are paid not less than €70,000 (Euro seventy thousand) (approximately $97,357 for the year ended December 31, 2011) in annual base salary, plus annual increases and bonuses, and such other incentives, benefits, insurance policies and compensation as may have been and may be awarded to them from time to time by the Compensation Committee. We provide Dr. Haitzmann and Mr. Hoetzinger with, or reimburse them for, all reasonable expenses incurred in connection with the performance of their duties as our executives. Dr. Haitzmann and Mr. Hoetzinger are also each entitled to the use of a car provided to them and paid for by us for business and personal purposes.

Should either or both of Dr. Haitzmann and/or Mr. Hoetzinger die or become disabled during the term of his employment, the employment agreements provide for the continuation of salary for twelve months.

The employment agreements provide for certain payments and benefits to be made to Dr. Haitzmann and/or Mr. Hoetzinger should either or both of them be terminated without cause or should either or both of them terminate their own employment for cause.  These payments and benefits include: (i) continuation of salary and bonuses for three years from the notification of termination, (ii) immediate vesting of all outstanding equity awards, (iii) an option to serve as a consultant for an additional three years at current salary plus previous year’s bonus and current benefits, and (iv) being made whole on an after-tax basis with respect to any taxes that might become payable as a result of any action or provision in connection with a change of control.

For the purposes of determination of these payments and benefits, “cause” means: (i) our failure for any reason, within thirty days after receipt of written notice from Dr. Haitzmann or Mr. Hoetzinger, to correct, cease or otherwise alter any material adverse change in the conditions of employment, including, but not limited to, a change in title or position, or the duties of such position, or (ii) a change of control has occurred, which is defined as (a) any unaffiliated person or entity becomes the beneficial owner of a majority of the voting rights of our securities, (b) a poison pill plan adopted by our Board is triggered, (c) the replacement during any two calendar years of half or more of our Board, (d) the replacement or rejection of one or more persons nominated by our Board before a change of control, (e) the election to the Board of one or more persons not nominated by our Board before a change of control, (f) the other of either Dr. Haitzmann or Mr. Hoetzinger no longer serving as Chairman or Vice-Chairman, as applicable, or (g) our securityholders approve a merger, consolidation or liquidation of us.

Management Agreements

In addition to the employment agreements that we have with Dr. Haitzmann and Mr. Hoetzinger, we are party to separate management agreements with Flyfish Casino Consulting AG, a Swiss corporation, and with Focus Lifestyle & Entertainment AG, a Swiss corporation, which are wholly-owned subsidiaries of family foundations of Dr. Haitzmann and Mr. Hoetzinger, respectively.  Under the management agreement with Flyfish Casino Consulting AG, executive casino management services from Flyfish Casino Consulting AG are provided to us by a team of persons, of which Dr. Haitzmann is a member. Under the management agreement with Focus Lifestyle & Entertainment AG, executive casino management services from Focus Lifestyle & Entertainment AG are provided to us by a team of persons, of which Mr. Hoetzinger is a member. The management agreements with Flyfish Casino Consulting AG and Focus Lifestyle & Entertainment AG are effective through December 31, 2016 and for five-year renewable periods thereafter, unless sooner terminated by them or by us. The management agreements provide for an annual base management fee of $360,000 to each of Flyfish Casino Consulting AG and Focus Lifestyle & Entertainment AG, plus such annual increases and bonuses, and such other incentives, benefits and compensation as may be awarded to them, respectively, by the Compensation Committee. Payments to each of these management companies are included as salary to the respective executive in the Summary Compensation Table.

The management agreements provide for certain payments and benefits to be made to Flyfish Casino Consulting AG and/or Focus Lifestyle & Entertainment AG should either or both of them be terminated without cause.  These payments and benefits include: (i) continuation of management fee for six months from the notification of termination, (ii) if the termination without cause shall have occurred after a change of control has occurred, then (a) a lump sum cash payment of three times the current management fee and three times the average bonus for the prior three years and (b) an option to continue to serve as a consultant for three years at the then-current management fee, prior year’s bonus and current benefits.

The management agreements also provide for certain payments and benefits to be made to Flyfish Casino Consulting AG and/or Focus Lifestyle & Entertainment AG should either or both of them terminate the agreement for cause.  These payments and benefits include: (i) a lump sum cash payment of three times the current management fee and three times the average bonus for the prior three years and (ii) an option to continue to serve as a consultant for three years at the then-current management fee, prior year’s bonus and current benefits.  For the purposes of the determination of these payments and benefits, “cause” means (i) our failure for any reason, within thirty days after receipt of written notice, to correct, cease or otherwise alter any material adverse change in the conditions of engagement, including but not limited to any change in duties or (ii) a change of control has occurred.

For the purposes of the prior two paragraphs, a “change of control” has occurred if (i) any person or entity unaffiliated with the consultants or our Co Chief Executive Officers becomes the beneficial owner of a majority of the voting rights of our securities, (ii) a poison pill plan adopted by our Board is triggered, (iii) during any two calendar years half or more of our Board is replaced, (iv) one or more persons nominated by our Board before a change of control are rejected or replaced, (v) either Dr. Haitzmann or Mr. Hoetzinger, as applicable, no longer serves as Chairman or Vice-Chairman, or (vi) our securityholders approve a merger, consolidation or liquidation of us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. SEC rules also require our directors, officers and greater than 10% stockholders to furnish us with copies of all Section 16(a) reports they file.

To our knowledge (based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2011), all Section 16(a) filings applicable to our officers, directors and greater than 10% stockholders were made in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Haitzmann, our Chairman and Co Chief Executive Officer, and Mr. Hoetzinger, our Vice Chairman, Co Chief Executive Officer and President, are Austrian citizens and have established Austrian trusts, The Haitzmann Family Foundation and The Hoetzinger Family Foundation, respectively, to hold a certain portion of their respective interests in us.  See “Security Ownership of Certain Beneficial Owners and Management.”

Our Audit Committee Charter provides that the Audit Committee must approve transactions between us and related parties for actual or apparent conflicts of interest. The Audit Committee defines a related party transaction as one between our directors and executive officers, their immediate family members and entities in which they hold a 5% or greater beneficial ownership interest, where the aggregate amount is expected to exceed $120,000 in any calendar year.

The Audit Committee approved the management agreements between us and entities owned by foundations controlled by our Co Chief Executive Officers, as described above under “Executive Agreements.”

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC's "householding" rules. These householding rules permit the delivery of only one set of proxy solicitation materials to securityholders who share the same address, unless otherwise requested. Any securityholder of record who shares an address with another securityholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, or request future delivery of separate materials upon writing our Corporate Secretary at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906 or calling (719) 527-8300. Likewise, any securityholder of record who shares an address with another securityholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906 or calling (719) 527-8300.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least thirty days or more after receipt of your revocation.

PROXY                                                                                                                      PROXY

CENTURY CASINOS, INC.
This Proxy is solicited by the Board of Directors

The undersigned securityholder of Century Casinos, Inc. acknowledges receipt of the Notice of Annual Meeting of Securityholders, to be held on Thursday, May 10, 2012 at the Warsaw Marriott Hotel, Al. Jerozolimskie 65/79, Warsaw, 00-697, Poland and hereby appoints Erwin Haitzmann, Peter Hoetzinger or Margaret Stapleton, or any of them individually, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

(1)  To elect two Class III directors to the Board of Directors:
       (The Board of Directors recommends a vote for election of the following nominee.)

                ERWIN HAITZMANN                                                                                    ☐   FOR         ☐   WITHHOLD
       GOTTFRIED SCHELLMAN                                                                             ☐   FOR         ☐   WITHHOLD

(2) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012:
       (The Board of Directors recommends a vote for ratification.)

                                                                                                                                            ☐   FOR         ☐  AGAINST         ☐   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Securityholders to be held on Thursday, May 10, 2012.

The Proxy Statement and annual report to securityholders are available at www.proxyvote.com.

(Continued and to be signed on reverse side)

(Continued from other side)

This proxy, when properly executed, will be voted as directed herein by the undersigned securityholder.  If no direction is made, this proxy will be voted in favor of Proposals 1 and 2.

Dated this______ day of _________________, 2012

Signature__________________________________

Signature__________________________________

Please sign your name exactly as it appears on your stock certificate.  If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

☐   Please indicate if you plan to attend this meeting.